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                                  Exhibit 10(e)


                             RIGHT OF FIRST REFUSAL


         The undersigned director and shareholder (the "Shareholder") of Oglebay Norton Company, a Delaware corporation (the "Company"), in consideration of similar grants by other directors of the Company, hereby grants a right of first refusal with respect to the sale of Common Shares of the Company (the "Common Shares") owned by him, upon the following terms and conditions:

         1. Right of First Refusal. Except as provided in Section 2, before selling any Common Shares owned by him, or permitting any individual, corporation or other entity that he controls or that is otherwise affiliated with him (his "affiliate") to sell any Common Shares owned by his affiliate, the Shareholder will notify the Company of the person proposing to purchase the Common Shares and the price and other terms of the proposed sale. The Company will have 30 days following its receipt of this notice to purchase the Common Shares at the price and on the other terms set forth in the notice. If the Company is not willing and able to complete the purchase within the 30-day period, the Shareholder, or his affiliate, as the case may be, may sell the Common Shares to the person, at the price, and on the other terms specified in the notice, provided that the sale is completed within 60 days following the end of the 30-day period.

         2. Exceptions.  The notice and right of first refusal referred to in
Section 1 will not apply to (a) sales made pursuant to a tender offer approved or recommended by the Company's Board of Directors and (b) open-market sales of not more than 1% of the outstanding Common Shares during any twelve month period (provided that the open-market sale is not made to a person known by the Shareholder to own more than 5% of the outstanding Common Shares at the time of the sale).

         3. Gifts and Bequests. The Shareholder will not, and will not permit an affiliate of his to, give, bequeath, or otherwise transfer any Common Shares without consideration unless the recipient of the Common Shares agrees to take the Common Shares subject to the restrictions on transfer set forth in this instrument.

         4. Term of Restrictions on Transfer. The restrictions on transfer set forth in this instrument will last for the longer of (a) the Shareholder's tenure as a director of the Company and (b) five years from the date of this instrument.


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         5. Confidentiality.  The Shareholder acknowledges that, because he is a director of the Company, he must hold in confidence and may not disclose to any person or use, except as may be required for the discharge of his duties as a director, any trade secrets or other confidential information about the Company that may come to his knowledge, including but not limited to technical data or "know how," financial information, information relating to customers and suppliers, business plans and forecasts, and other information relating to the Company's assets and operations. When he ceases to be a director of the Company, the Shareholder will deliver to the Company (a) all documents containing such confidential information then in his possession and (b) all other material then in his possession furnished to him by the Company in his capacity as a director.

         6. Miscellaneous. This instrument will be binding upon the Shareholder, his assigns, executors, administrators, and personal representatives; will be interpreted and enforced in accordance with the laws of the State of Ohio; and represents the entire understanding on its subject matter and supersedes all prior understandings. If any provision of this instrument is held to be invalid, void, or unenforceable for any reason, the remaining provisions will nevertheless continue to be in full force and effect.

         IN WITNESS WHEREOF, the Shareholder has signed this instrument on July 26, 1989.



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
                                              /s/ Malvin E. Bank
                                              -------------------------------
                                              The "Shareholder"

                                              Also Signed By:

                                              William G. Bares
                                              Courtney Burton
                                              A. M. Rankin
                                              Herbert S. Richey
                                              Renold D. Thompson
                                              Fred R. White, Jr.
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